FOR IMMEDIATE RELEASE	Exhibit 99.1

Xtera Announces Fiscal First Quarter Financial Results

DALLAS, TEXAS, USA – (February 3, 2016) – Xtera Communications, Inc. (NASDAQ: XCOM), a provider of high-capacity optical transport solutions, today announced financial results for its fiscal first quarter ended December 31, 2015. Revenue for the first quarter of fiscal 2016 was $12.6 million, a decrease of 5.5% compared to $13.4 million for the fiscal first quarter of 2015.

“After completing our IPO in mid-November, we saw strong demand for our products and solutions in Q1,” reported Jon Hopper, Xtera’s President and Chief Executive Officer. “Our backlog increased considerably during the December quarter and we ended the quarter with a backlog of $80.5 million, up 85% over the prior quarter.”

The company's GAAP net loss for the fiscal first quarter of 2016 was $7.2 million, or $0.71 per basic and fully diluted share, compared to a GAAP net loss of $3.2 million, or $3.65 per basic and fully diluted share, for the first fiscal quarter of 2015. The company's non-GAAP net loss for the fiscal first quarter of 2016 was $6.9 million, or $0.68 per basic and fully diluted share, compared to a non-GAAP net loss of $3.0 million, or $3.49 per basic and fully diluted share, for the first fiscal quarter of 2015.

A reconciliation of our fiscal first quarter 2016 operating results from GAAP to non-GAAP is provided below:

Three Months Ended December 31, 2015

(Unaudited, in thousands, except share data)

		Stock Based	Amortization of	Acquisition-Related
	Non-GAAP	Compensation	Intangible Assets	Costs	GAAP
Revenue	$12,630	$—	$—	$—	$12,630
Cost of revenue	12,949	—	—	—	12,949
Gross profit	(319)	—	—	—	(319)
Gross margin	-2.5%	0.0%	0.0%	0.0%	-2.5%
Operating expenses	5,804	52	270	—	6,126
Operating loss	(6,123)	(52)	(270)	—	(6,445)
Interest and other income(expense), net	(768)	—	—	—	(768)
Provision for income taxes	1	—	—	—	1
Net loss	$(6,892)	$(52)	$(270)	$—	$(7,214)
Weighted average shares used to compute net loss per common share: basic and diluted	10,183,075	10,183,075	10,183,075	10,183,075	10,183,075
Net loss per common share: basic and diluted	$(0.68)	$(0.01)	$(0.03)	$-	$(0.71)

Conference Call

In conjunction with this announcement, Xtera will host a conference call to discuss its results at 4:00 p.m. Central Time (5:00 p.m. Eastern Time) on Wednesday, February 3, 2016.  Interested parties can listen to a live webcast of the conference call by visiting the Investor Relations section of Xtera’s website at http://ir.xtera.com.  Dial in information for the conference call is available by registering at http://dpregister.com/10078802.  The conference call and webcast will include forward-looking information.  A replay of the conference call will also be available on the Investor Relations section of Xtera’s website at http://ir.xtera.com following the completion of the call.

About Xtera Communications, Inc.

Xtera Communications, Inc. (NASDAQ: XCOM) is a leading provider of high-capacity, cost-effective optical transport solutions, supporting the high growth in global demand for bandwidth.  Xtera sells solutions to telecommunications service providers, content service providers, enterprises and government entities worldwide.  Xtera’s proprietary Wise RamanTM optical amplification technology leads to capacity and reach performance advantages over competitive products.  Xtera’s solutions enable cost-effective capacity to meet customers’ bandwidth requirements of today and to support their increasing bandwidth demand fueled by the development of data centers and related cloud-based services.

For more information, visit www.xtera.com, contact info@xtera.com or connect via LinkedIn, Twitter, Facebook and YouTube.

Use of Non-GAAP Financial Information

The Company uses certain non-GAAP financial measures in this press release to supplement its consolidated financial statements, which are presented in accordance with GAAP. These non-GAAP measures include non-GAAP net income (loss) and non-GAAP basic and diluted income (loss) per share. These non-GAAP measures are provided to enhance the reader's understanding of the Company's operating performance as they primarily exclude certain non-cash charges for stock-based compensation and amortization of acquisition-related intangible assets, and non-recurring acquisition-related costs, which the Company believes are not indicative of its core operating results. Management believes that the non-GAAP measures used in this press release provide investors with important perspectives into the Company's ongoing business performance and management uses these non-GAAP measures to evaluate financial results and to establish operational goals. The presentation of these non-GAAP measures is not meant to be a substitute for results presented in accordance with GAAP, but rather should be evaluated in conjunction with those GAAP results. A reconciliation of the non-GAAP results to the most directly comparable GAAP results is provided in this press release. The non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

XTERA COMMUNICATIONS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share data)

(Unaudited)

	Three Months Ended December
	2015	2014
Revenue:
Products	$10,842	$12,179
Services	1,788	1,186
Total revenue	12,630	13,365
Cost of revenue:
Products	12,189	9,224
Services	760	562
Total cost of revenue	12,949	9,786
Gross profit	(319)	3,579
Operating expenses:
Sales and marketing	1,525	1,193
Research and development	2,764	2,752
General and administrative	1,837	1,617
Total operating expense	6,126	5,562
Operating loss	(6,445)	(1,983)
Other income (expense):
Interest expense	(405)	(661)
Interest expense, related party	—	(343)
Foreign exchange loss	(363)	(242)
Total other expense	(768)	(1,246)
Loss before income taxes	(7,213)	(3,229)
Income tax provision	1	15
Net loss	$(7,214)	$(3,244)
Preferred dividend	—	(3,374)
Net loss available to common stockholders	$(7,214)	$(6,618)
Loss per common share – basic and diluted	$(0.71)	$(3.65)
Weighted average shares – basic and diluted	10,183,075	1,814,630

XTERA COMMUNICATIONS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	As of December 31,	As of September 30,
	2015	2015
Assets
Current assets
Cash and cash equivalents	$6,714	$1,753
Restricted cash	277	1,120
Accounts receivable, net	5,550	6,580
Unbilled receivables	8,725	6,119
Inventories, net	10,938	10,540
Deferred cost	7,149	780
Prepaid expenses and other current asset	843	1,185
Total current assets	40,196	28,077
Property and equipment, net	3,270	3,399
Restricted cash	3,526	152
Intangible assets, net	7,284	7,554
Other assets	90	90
Total assets	$54,366	$39,272
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$12,318	$13,589
Accrued compensation and employee benefits	1,046	760
Deferred revenue	1,172	1,058
Warranty reserve	1,936	1,735
Current portion of long-term debt	11,301	10,707
Other accrued liabilities	7,293	4,966
Total current liabilities	35,066	32,815
Long-term debt less current portion	—	2,133
Other long-term liabilities	647	631
Total liabilities	35,713	35,579
Commitments and contingencies
Stockholders’ equity (deficit)
Series A-3 convertible preferred stock, $0.001 par value, Authorized shares: 0 and 40,500,000 as of December 31, 2015 and September 30, 2015; Issued and outstanding shares: 0 and 39,663,482 as of December 31, 2015 and September 30, 2015	—	40
Series B-3 convertible preferred stock, $0.001 par value, Authorized shares: 0 and 39,500,000 as of December 31, 2015 and September 30, 2015; Issued and outstanding shares: 0 and 38,589,303 as of December 31, 2015 and September 30, 2015	—	39
Series C-3 convertible preferred stock, $0.001 par value, Authorized shares: 0 and 25,000,000 as of December 31, 2015 and September 30, 2015; Issued and outstanding shares: 0 and 19,081,778 as of December 31, 2015 and September 30, 2015	—	19
Series D-3 convertible preferred stock, $0.001 par value, Authorized shares: 0 and 60,000,000 as of December 31, 2015 and September 30, 2015; Issued and outstanding shares: 0 and 52,509,212 as of December 31, 2015 and September 30, 2015	—	53
Series E-3 convertible preferred stock, $0.001 par value, Authorized shares: 0 and 120,000,000 as of December 31, 2015 and September 30, 2015; Issued and outstanding shares: 0 and 114,679,639 as of December 31, 2015 and September 30, 2015	—	115
Preferred Stock, $0.001 par value, 5,000,000 shares authorized, no shares issued and outstanding	—	—
Common Stock, $0.001 par value, Authorized shares: 100,000,000 and 350,000,000 as of December 31, 2015 and September 30, 2015; Issued and outstanding shares: 17,114,364 and 1,936,056 as of December 31, 2015 and September 30, 2015	17	2
Additional paid-in-capital	410,119	388,047
Accumulated deficit	(391,899)	(384,685)
Accumulated other comprehensive income, net	416	63
Total stockholders’ equity (deficit)	18,653	3,693
Total liabilities and stockholders’ equity	$54,366	$39,272

XTERA COMMUNICATIONS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended December 31,
	2015	2014
Operating Activities:
Net loss	$(7,214)	$(3,244)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	715	658
Provision for inventory obsolescence	1,134	602
Provision for loss on contracts	1,039	—
Warranty provision	230	215
Share-based compensation	52	9
Interest expense	66	31
Changes in operating assets and liabilities
Accounts receivable	1,024	(5,480)
Unbilled accounts receivable	(2,606)	(1,454)
Inventories	(1,533)	(2,386)
Deferred costs	(6,369)	(2,548)
Prepaid expenses and other assets	341	126
Accounts payable	(1,266)	3,626
Other accrued liabilities	1,489	(161)
Deferred revenue	118	5,699
Net cash used in operating activities	(12,780)	(4,307)
Investing Activities:
Changes in restricted cash	(2,530)	(115)
Purchases of property and equipment	(326)	(185)
Net cash used in investing activities	(2,856)	(300)
Financing Activities:
Repayment of debt	(11,237)	(4,612)
Proceeds from debt	9,633	8,909
Payment of capital lease obligations	(22)	—
Proceeds from issuance of common stock	21,764	—
Net cash provided by financing activities	20,138	4,297
Effect of exchange rate changes on cash	459	260
Net increase(decrease) in cash and cash equivalents	4,961	(50)
Cash and cash equivalents at beginning of period	1,753	1,920
Cash and cash equivalents at end of period	$6,714	$1,870
Supplemental disclosure of cash flow information:
Cash paid for interest	$312	$274
Cash paid for income taxes	$1	$15

Investor Contact:

David H. Allen | +1 408 427 4463 | IR@xtera.com

Marketing & Sales Contact:

Bertrand Clesca | +33 1 45 48 15 67 | marketing@xtera.com

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